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Industry Canada
         Canada Business
         Corporations Act

  ARTICLES OF AMENDMENT
                              (SECTIONS 27 OR 177)



PROCESSING TYPE:                E-Commerce
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1.  NAME OF CORPORATION -                       2.  CORPORATION NO. -

ECHO BAY MINES LTD.                                              101505-2

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3.  THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:


The Province where the registered office is to be situated is hereby changed from the Province of Alberta to the Province of Ontario.











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Date          Name - Nom                Signature          Capacity of -

2003-01-31    SHELLEY M. RILEY          /s/                AUTHORIZED OFFICER
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